Exhibit 16.1

November 5, 2024

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Tokyo Lifestyle Co., Ltd., formerly known as Yoshitsu Co., Ltd of its Form 6-K dated November 5, 2024. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Tokyo Lifestyle Co., Ltd. contained therein.

Very truly yours,

/s/ Marcum Asia CPAs LLP
Marcum Asia CPAs LLP